Exhibit 10.26

SECOND Amendment

to

Loan and security agreement

This Second Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 25th day of February, 2020, by and among (a) SILICON VALLEY BANK (“Bank”) and (b) (i) MOTUS GI HOLDINGS, INC., a Delaware corporation (“Holdings”) and (ii) MOTUS GI, INC., a Delaware corporation (“GI, Inc.”) (Holdings and GI, Inc. are jointly and severally, individually and collectively, the “Borrower”).

Recitals

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of December 13, 2019, as amended by that certain Joinder and First Amendment to Loan and Security Agreement dated as of February 7, 2020, between Bank and Borrower (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) permit Investments by Borrower in Israeli Subsidiary (as defined below) and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 13 (Definitions). The definition of “Permitted Indebtedness” set forth in Section 13.1 of the Loan Agreement is amended by (i) deleting “and” at the end of subsection (f), (ii) deleting “.” at the end of subsection (g) and inserting “; and” in lieu thereof, and (iii) inserting the following provision to appear as a new subsection (h) thereof:

“ (h) (i) Indebtedness of any Borrower to any other Borrower, (ii) Indebtedness of any Borrower to any Subsidiary, or (iii) Indebtedness of any Subsidiary, including the Israeli Subsidiary (other than a Borrower) to any Borrower or any other Subsidiary, provided that Indebtedness of any Subsidiary to any Borrower shall constitute a Permitted Investment.”

2.2 Section 13 (Definitions). The definition of “Permitted Investments” set forth in Section 13.1 of the Loan Agreement is amended by (i) deleting “and” at the end of subsection (f), (ii) deleting “.” at the end of subsection (g) and inserting “;” in lieu thereof, and (iii) inserting the following provisions to appear as a new subsection (h) and (i) thereof:

“ (h) Investments by Borrower in Israeli Subsidiary for ordinary course expenses, so long as (i) an Event of Default does not exist at the time of any such Investment and would not exist after giving effect to any such Investment, and (ii) Borrower is in compliance with Section 6.6(a) hereof; and

(i) Investments by Borrower in another Borrower.”

2.3 Section 13 (Definitions). Section 13.1 of the Loan Agreement is amended by inserting the following new term and its respective definition to appear alphabetically therein:

“ “Israeli Subsidiary” is Motus GI Medical Technologies, Ltd., an Israeli corporation.”

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto and (b) Borrower’s payment to Bank of Bank’s legal fees and expenses incurred in connection with this Amendment.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed as a sealed instrument under the laws of the Commonwealth of Massachusetts and delivered as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		MOTUS GI HOLDINGS, INC.

By:	/s/ Sam Subilia	By:	/s/ Timothy P. Moran
Name:	Sam Subilia	Name:	Timothy P. Moran
Title:	Director	Title:	Chief Executive Officer

MOTUS GI, INC.

		By:	/s/ Timothy P. Moran
		Name:	Timothy P. Moran
		Title:	Chief Executive Officer